SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)	September 8, 2005
BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1440 Kiewit Plaza
Omaha, Nebraska		68131

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)
(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
Exhibit 99.1
Exhibit 99.2

ITEM 8.01. Other Events.
On September 9, 2005, Berkshire Hathaway Inc. issued a press release announcing that Joseph Brandon, CEO of General Reinsurance Corporation received a “Wells” notice from the Securities and Exchange Commission in connection with its ongoing investigation of non-traditional insurance products. This press release is attached hereto as Exhibit 99.1 and incorporated be reference herein. Subsequent to the announcement regarding Mr. Brandon, Berkshire Hathaway Inc. was informed by counsel representing Christopher Garand, a former Senior Vice President of General Reinsurance Corporation who retired on August 31, 2005, and counsel representing Robert Graham, a current Senior Vice President of General Reinsurance Corporation that each received a Wells notice from the staff of the Securities and Exchange Commission in connection with their ongoing investigation of non-traditional insurance products. A second press release was issued on September 9, 2005, as a result of the issuance of these Wells notices and is attached hereto as Exhibit 99.2 and incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Berkshire Hathaway Inc. Press Release dated September 9, 2005
99.2	Berkshire Hathaway Inc. Press Release dated September 9, 2005
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2005	BERKSHIRE HATHAWAY INC.
/s/ Marc D. Hamburg
By: Marc D. Hamburg
Vice President and Chief Financial Officer

Exhibit No.	Description

99.1	Berkshire Hathaway Inc. Press Release dated September 9, 2005
99.2	Berkshire Hathaway Inc. Press Release dated September 9, 2005